Exhibit 99.1

OMNIQ TO SUPPLY PROPRIETARY FINTECH SOLUTION TO ONE OF ISRAEL’S LARGEST FAST FOOD (QSR) RESTAURANT CHAINS.

●	The purchase order OMNIQ received includes Self Ordering Kiosks, Self-Check-Out Kiosks, and a new feature supporting cash transactions.
●	Customer operates over 64 restaurants
●	OMNIQ already deployed 150 Self Ordering Kiosks at the customer’s locations.
●	The kiosks help Increase customer’s revenue by delivering automation & unparallel efficiencies.

SALT LAKE CITY, March 6, 2024, (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions and supply chain management, today announced Purchase Order has been awarded to OMNIQ by Burger Ranch, the largest Hamburger Chain in Israel. This partnership marks a strategic move to enhance customer service and operational efficiency within the fast-food sector through the adoption of OMNIQ’s proprietary Fintech solutions.

The purchase order encompasses the supply and installation of OMNIQ’s innovative Self Ordering Kiosks and Self-Check-Out Kiosks, along with a newly introduced feature that supports cash transactions. This technology is set to streamline the ordering and payment processes, facilitating a smoother and more efficient customer experience across Burger Ranch’s network of over 64 restaurants.

Previously, OMNIQ successfully deployed 150 Self Ordering Kiosks across various Burger Ranch locations, demonstrating the potential to significantly enhance operational efficiencies and customer satisfaction. The integration of OMNIQ’s Fintech solutions is expected to further improve service delivery by reducing wait times, lowering labor and error-related costs, and increasing consumer spending through an optimized ordering process.

Shai Lustgarten, CEO commented “ We are proud to be awarded to support such a reputable restaurant chain, with our fintech smart kiosks. This award is significant as our customer achieved a milestone recently as it took over US based Burger King restaurants Israeli locations. This award is a significant vote of confidence by the customer in omniQ’s fintech products.

We see the combination of Fintech and automation as one of our more important growth engines, as automation and cost savings is playing an important role in today’s competitive environment.”

About OMNIQ Corp:

OMNIQ Corp. specializes in delivering advanced computerized and machine vision image processing solutions, utilizing patented and proprietary AI technology. Their offerings encompass data collection, real-time surveillance, and monitoring systems for a variety of sectors including supply chain management, homeland security, public safety, and traffic & parking management. These innovative solutions are designed to facilitate the secure and efficient movement of people, assets, and data across critical infrastructures like airports, warehouses, and national borders.

The Company’s clientele includes government agencies and notable Fortune 500 companies spanning multiple industries, including manufacturing, retail, distribution, healthcare, transportation and logistics, food and beverage, and the oil, gas, and chemicals sectors. By integrating OMNIQ’s solutions, these organizations are equipped to navigate the complexities of their respective fields with improved operational capabilities.

OMNIQ’s market presence extends into significant growth areas, including the Global Safe City market, which is forecasted to reach $67.1 billion by 2028, the smart parking market expected to grow to $16.4 billion by 2030, and the fast-casual restaurant sector projected to reach $209 billion by 2027. These engagements reflect the Company’s strategic positioning in markets with increasing demand for advanced AI technology solutions.

For more information, visit www.omniq.com.

About Burger Ranch

Burger Ranch is the largest hamburger chain in Israel, known for its quality food and service. With over 64 locations across the country, Burger Ranch is committed to delivering a superior dining experience to its customers through continuous innovation and service excellence.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com